AMENDED AGREEMENT AMONG INSUREDS

UNDER FIDELITY BOND

AGREEMENT made as of March 1, 2016, by and among the investment companies (which include all series thereof) listed on Schedule A (the "Funds") and the corporations (the "Service Providers") listed on Schedule A, being providers of services to the Funds, on the date hereof consisting of Aquila Investment Management LLC ("Aquila") and Aquila Distributors LLC (the Funds and Service Providers being referred to collectively as the "Parties" and separately as a "Party").

WHEREAS, the Parties are parties to an Agreement among Insureds dated as of May 9, 1994, as from time to time amended, and wish to enter into this Agreement to amend their prior agreement to provide for the changes that have occurred as to the insurance involved;

WHEREAS the Funds, their Trustees (the "Trustees") and officers and the Service Providers and their directors and officers were jointly insured under an Investment Company Blanket Bond (the "Original Policy") issued by ICI Mutual Insurance Company (the "Insurer"), providing a $10 million ($10,000,000) limit of liability in the aggregate (subject to exclusions and deductibles) during the period May 9, 1994 to May 9, 1995, renewed for successive periods thereafter;

WHEREAS, the Original Policy has been amended and revised from time to time, including an amendment to provide for fidelity coverage for $6 million ($6,000,000) for the period October 31, 2015 through October 31, 2016 and is referred to herein as the "Policy";

WHEREAS, the Original Policy has been amended and revised from time to time, including an amendment to reflect the name change of Aquila Distributors, Inc. to Aquila Distributors LLC as a result of an internal reorganization, for the period March 1, 2016 through October 31, 2016 and is referred to herein as the "Policy";

NOW, THEREFORE, in consideration of the mutual covenants set forth below, the Parties agree as follows:

1.
The premiums for the Policy shall be allocated among the Parties as shown on Schedule B hereto.  As the Policy is for a one-year term and is renewed annually, Schedule B and premium allocations shall be revised upon each renewal of the Policy for each additional term.  All costs and benefits of the Policy shall be allocated among the Parties as herein provided.  Notwithstanding anything herein to the contrary, the premium allocation to each Fund shall be determined, and revised as appropriate, in compliance with Rule 17g-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

2.
In the event that losses covered under the Policy ("Covered Losses") are suffered by one or more Parties that exceed in the aggregate the limit of liability of the Policy, the limit on the amount retained by each Party from its recovery shall be determined as follows:

a)           Base Coverage

i.
There shall be computed a benefit allocation for each Party (its "Base Coverage") determined by applying to the Policy's limit of liability the allocation percentage shown for that Party in Schedule B;

ii.	Each Party suffering a Covered Loss shall be entitled to a benefit of up to the amount of its Base Coverage.

b)           Proportional Allocation to Remaining Losses

i.
The amount of any benefit ("Remaining Coverage") remaining after application of Base Coverages to Covered Losses shall be allocated to those Covered Losses (the "Remaining Losses") remaining after application of Base Coverages.

ii.
The Remaining Coverage retained by each Party shall be limited to the proportion of all Remaining Coverage which the amount of that party's Remaining Losses bears to the Remaining Losses of all Parties.

3.	The amount that a Party may recover shall be adjusted if necessary to reflect the fact that there is no priority in time of any claim or recovery.

4.
A newly created investment company (a "New Fund") having an administrator, investment adviser or sub-adviser that is, or is an "affiliated person" (as defined in the 1940 Act) of, a Service Provider may become a named Insured under and as defined in the Policy, and the Trustees and officers of the New Fund may become Insureds, provided that the New Fund causes this Agreement to be signed on its behalf as of the date that it agrees to the terms and conditions of this Agreement; such New Fund shall be deemed to be added to Schedule A.  A party that is an affiliated person of, or an affiliated person of an affiliated person of, a Service Provider (a "New Service Provider") may become a named insured under the Policy, and its directors and officers may become Insureds, provided that the New Service Provider causes this Agreement to be signed on its behalf as of the date that it agrees to the terms and conditions of this Agreement; such New Service Provider shall thereupon be deemed to be added to Schedule A.  In any such event, a new Schedule B hereto, revised by Aquila to reflect changed allocations, shall be substituted for the then-current Schedule B.

5.
Aquila shall take all steps necessary or appropriate to maintain coverage under the Policy, including, without limitation, providing the Insurer with all notices necessary or appropriate under the Policy and maintaining or overseeing payment of premiums so that the Policy remains continuously in effect.

6.	Aquila shall provide the Trustees with copies of all notices under the Policy appropriate for informing the Trustees of coverage thereunder, including, without limitation:

a)	All notices to the Insurer concerning potential liability under the Policy;

b)	All notices to the Insurer concerning acquisitions, mergers and material changes; and

c)	All notices of the Insurer concerning cancellation or limitation of coverage under the Policy.

7.
Aquila shall, to the extent practicable, assure that all current or former Trustees or officers covered under the Policy shall have at least three months' notice of any policy amendment or replacement policy which reduces or restricts coverage of such persons under the Policy.  No notice need be given to former Trustees or officers who have not been Trustees or officers for at least six years.

8.
Each of the Parties understands and agrees that the obligations of the Funds under this Agreement are not binding upon any shareholder or Trustee of any Fund, but bind only the Funds and their property.  Each of the Parties represents that it has notice of the provisions of the Declarations of Trust of the Funds that disclaim shareholder and Trustee liability for acts and obligations of the Funds.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date above written.

ATTEST:	AQUILA FUNDS TRUST

/s/ Sabrina Hines	BY:	/s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Secretary

ATTEST:	AQUILA MUNICIPAL TRUST

/s/ Sabrina Hines	BY:	/s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Secretary

ATTEST:	CAPITAL CASH MANAGEMENT TRUST

/s/ Sabrina Hines	BY:	/s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Secretary

ATTEST:	CHURCHILL CASH RESERVES TRUST

/s/ Sabrina Hines	BY:	/s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Secretary

ATTEST:	HAWAIIAN TAX-FREE TRUST

/s/ Sabrina Hines	BY:	/s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Secretary

ATTEST:	THE CASCADES TRUST

/s/ Sabrina Hines	BY:	/s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Secretary

ATTEST:	AQUILA INVESTMENT MANAGEMENT LLC

/s/ Pamela Rose	BY:	/s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Chief Operating Officer

ATTEST:	AQUILA DISTRIBUTORS LLC

/s/ Sabrina Hines	BY:	/s/ Joseph P. DiMaggio
Joseph P. DiMaggio
Principal & Treasurer

AGREEMENT AMONG INSUREDS
UNDER FIDELITY BOND INSURANCE POLICY

SCHEDULE A

PARTIES

FUNDS

Aquila Funds Trust, consisting of:
Aquila Three Peaks High Income Fund
Aquila Three Peaks Opportunity Growth Fund

Aquila Municipal Trust, consisting of:
Aquila Churchill Tax-Free Fund of Kentucky
Aquila Narragansett Tax-Free Income Fund
Aquila Tax-Free Fund of Colorado
Aquila Tax-Free Fund For Utah
Aquila Tax-Free Trust of Arizona

Capital Cash Management Trust

The Cascades Trust, consisting of:
Aquila Tax-Free Trust of Oregon

Churchill Cash Reserves Trust

Hawaiian Tax-Free Trust

SERVICE PROVIDERS

Aquila Investment Management LLC
(successor by assignment, effective January 1, 2004, to the business conducted by Aquila Management Corporation)

Aquila Distributors LLC

AGREEMENT AMONG INSUREDS

UNDER FIDELITY BOND INSURANCE POLICY

SCHEDULE B

ALLOCATION AMONG PARTIES

$6,000,000 of coverage, with premiums allocated among the Parties as follows (70% of the premium to be allocated to the Funds based upon their respective net assets, and 30% of the premium to be allocated to the Service Providers as determined by Aquila, with allocation of recovery among the Service Providers being determined by Aquila):

Party	Percentage

Funds -- 70%

Aquila Funds Trust, consisting of:
Aquila Three Peaks High Income Fund	3.62
Aquila Three Peaks Opportunity Growth Fund	8.43

Aquila Municipal Trust, consisting of:
Aquila Churchill Tax-Free Fund of Kentucky	4.96
Aquila Narragansett Tax-Free Income Fund	4.93
Aquila Tax-Free Fund For Utah	7.87
Aquila Tax-Free Fund of Colorado	6.14
Aquila Tax-Free Trust of Arizona	5.91

Capital Cash Management Trust	0.00
The Cascades Trust, consisting of:
Aquila Tax-Free Trust of Oregon	12.15

Churchill Cash Reserves Trust	0.00
Hawaiian Tax-Free Trust	15.99

Service Providers -- 30%

Aquila Investment Management LLC	27.00
Aquila Distributors LLC	3.00

Based on assets as of September 30, 2015